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                                                                   EXHIBIT 23(A)


SUTHERLAND, ASBILL & BRENNAN, L.L.P.



                CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.



We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 33-58303) for certain modified guaranteed annuity contracts issued by Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                          /s/ Sutherland, Asbill & Brennan,
                                          L.L.P.



                                          SUTHERLAND, ASBILL & BRENNAN, L.L.P.


Washington, D.C.

March 26, 1997